UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2020

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 788-5200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	HLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2020, the Company’s board of directors (i) increased the size of the board from eight to ten and (ii) elected Ekpedeme “Pamay” M. Bassey and Cyrus Walker to its board of directors as independent Class III and Class II directors of the Company, respectively, to serve until the 2021 Annual Meeting of Stockholders or the 2023 Annual Meeting of Stockholders, respectively, and, in each case, until such time as his or her successor shall be duly elected and duly qualified or until his or her earlier death, resignation or removal. Ms. Bassey was appointed as a member of the Company’s Compensation Committee, and Mr. Walker was appointed as a member of the Company’s Nominating and Corporate Governance Committee.

There are no arrangements or understandings between either Ms. Bassey or Mr. Walker and any other person pursuant to which Ms. Bassey or Mr. Walker were elected as directors. There are no transactions in which either Ms. Bassey or Mr. Walker have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s Amended and Restated 2016 Incentive Award Plan (the “Incentive Plan”), each of Ms. Bassey and Mr. Walker will receive a restricted stock award of shares of class A common stock with a value equal to $100,000, which such awards will vest in equal installments on the one-, two- and three-year anniversaries of the grant date, subject to his or her continuing service through the applicable vesting dates and shall vest in full upon the death or disability of Ms. Bassey or Mr. Walker, as applicable, in accordance with the Incentive Plan. Consistent with other independent directors, Ms. Bassey and Mr. Walker will each receive an annual cash retainer for their services of $62,500 and an annual award of class A common stock with a value equal to $87,500 (each of which is prorated based on the time of service for each year). We expect to enter into our standard form of indemnification agreement for executive officers and directors with each of Ms. Bassey and Mr. Walker.

Item 7.01	Regulation FD Disclosure.

On November 5, 2020, the Company issued a press release regarding the election of Ms. Bassey and Mr. Walker to its board of directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 5, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOULIHAN LOKEY, INC.

By:	/s/ J. Lindsey Alley
Name:	J. Lindsey Alley
Title:	Chief Financial Officer

Date: November 5, 2020